12% SECURED
                                PROMISSORY NOTE

March 8, 2004                                      U.S. Dollars ("USD") $500,000


FOR USD$500,000 RECEIVED, the undersigned, CASE FINANCIAL, INC., a corporation organized under the laws of the State of Delaware ("BORROWER") promises to pay to the order of I.F. PROPCO HOLDINGS 32 LTD. or its registered assign[s] ("LENDER"), the principal sum of Five Hundred Thousand Dollars (USD$500,000) (the "LOAN AMOUNT") on September 8, 2004 (the "MATURITY DATE") and pay interest on the unpaid principal balance hereof at the rate specified herein from the date hereof (the "ISSUE DATE") until the same becomes due and payable (which interest shall accrue on a daily basis), whether at maturity or upon redemption, acceleration or otherwise. All payments of principal and interest shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. Whenever any amount expressed to be -due by the terms of this Note is due on any day which is not a Business Day (as defined herein), the same shall instead be due on the next succeeding day which is a Business Day. Except as otherwise expressly provided herein, this Note may be prepaid by Borrower.

                             ARTICLE 1. DEFINITIONS

      SECTION 1.1 DEFINITIONS. The following terms wherever used in this Note shall have the following meanings:

            "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

            "Collateral" means, collectively, all existing and future assets of the Borrower (as defined below) as more fully described and provided for in the Security Documents.

            "Common Stock" means the Borrower's common stock, par value $.001 per share. "Default Rate" has the meaning set forth for such expression in Section 2.1. "Event of Default" means any of the events set forth in Section 7 hereof. "Non-Default Rate" has the meaning set forth for such expression in Section 2.1. "Note" means this promissory note.

            "Person" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or joint venture, or a court or government or any agency or political subdivision thereof.

            "Section" means a numbered section of this Note, unless another document is speci fically referenced.


            "Security Agreement" means that certain Security Agreement, dated as of the date hereof, given by Borrower to Lender, together with all renewals, amendments, modifications and supplements thereto.

            "Unmatured Default" means an event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default.

      Each capitalized term used herein, and' not otherwise defined, shall have the meaning ascribed thereto in the Exchange Agreement.

                          ARTICLE 2. TERMS OF THE NOTE

      SECTION 2.1 INTEREST. The sums advanced under this Note shall bear per annum interest on the outstanding Loan Amount as follows: (i) from the Issue Date through the Maturity Date and so long as there is no existing Event of Default hereunder at twelve percent (12%) (the "Non-Default Rate") and (ii) after the Maturity Date or while there exists an Event of Default, equal to the Non-Default Rate plus three percent (3.0%) (such rate existing from time to time under this clause (ii) referred to as the "DefaultJRate"). Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Interest will begin to accrue on the Issue Date, shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder and the amount of principal outstanding under this Note shall continue to accrue interest at the Non-Default Rate or the Default Rate, as set forth above, even after the occurrence of an Unmatured Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind, or the happening of any other event or occurrence, whether similar or dissimilar.

      SECTION 2.2 COMMON Stock. As further consideration for the Loan Amount, Borrower shall promptly issue to Lender or its registered assignfs] One Million (1,000,000) shares of Common Stock. Such shares of Common Stock will have "piggy back" registration rights, subject to the terms and conditions of a Registration Rights Agreement executed by the Borrower and the Lender as of the date hereof.

      SECTION 2.3 MATURITY. Subject to Section 2.4 and Section 7.1 below, this Note shall mature and be due and payable in full on the Maturity Date.

      SECTION 2.4 ACCELERATION. If the Borrower raises an aggregate of Three Million Dollars (USD$3,000,000) through a private placement or initial public offering of securities of the Borrower (such amount to be deemed the "Qualified Funding Level"), Lender may elect to require Borrower to prepay this Note within ten (10) days following the date that Borrower reaches the Qualified Funding Level. Borrower shall pay to Lender an amount in cash, by wire transfer to an account designated by Lender, equal to the original principal amount hereunder, plus all accrued and unpaid interest on the full outstanding principal amount of this Note. As soon as practicable after receipt by the holder hereof of all amounts owing in connection with a prepayment, the holder hereof shall deliver to the Borrower the original copy of this Note marked "cancelled."

      Section 2.5 Purpose. This Note is being executed for working capital purposes of the Borrower.


                        ARTICLE 3. INCORPORATED DOCUMENTS

      SECTION 3.1 SECURITY AGREEMENT INCORPORATED. This Note is secured by and made pursuant to the Security Agreement and all supplements thereto reference is made for the further description of the terms of the subject loan transaction, the right of the holder hereof to declare this Note due and payable prior to its stated maturity, the description of the property securing this Note, the nature and extent of any security, the rights of Lender with respect to any security and other terms and conditions upon which this Note is issued.

                          ARTICLE 4. ENFORCEMENT COSTS

      SECTION 4.1 ENFORCEMENT COSTS. Borrower agrees to pay immediately upon demand all reasonable costs and expenses of Lender, including reasonable attorneys' fees (i) if, after an Event of Default, this Note is placed in the hands of an attorney or attorneys for collection, (ii) if Lender finds it necessary or desirable upon an Unmatured Default or an Event of Default to secure the services or advice of one or more attorneys with regard to collection of this Note against Borrower, any guarantor or any other party liable therefor or for protection of its rights under this Note and the Security Agreement,
(iii) if Lender seeks to have the Collateral, or any part thereof, abandoned by any estate in bankruptcy, or attempts to have lifted any stay or injunction prohibiting the enforcement or collection of the Note, prohibiting the foreclosure of any security for the Loan or prohibiting the enforcement of the Security Agreement by any bankruptcy or other court, and any subsequent proceedings or appeals from any order or judgment entered in any such proceeding or (iv) if Lender seeks to enforce any of its remedies at law or as provided for in the Security Agreement.

      If Lender shall be made a party to or shall intervene in any action or proceeding, whether in court or before any governmental authority, affecting the Collateral or the title thereto or the interest of the Lender under the Security Agreement, Lender shall be reimbursed by Borrower immediately upon demand for all reasonable costs, charges, and attorneys' fees incurred by Lender in any such case, and the same shall be secured by the liens of the Security Agreement and any other security for the Loan and/or this Note.

                               ARTICLE 5. WAIVERS

      SECTION 5.1 WAIVERS. Lender, at its option, may make extensions of the time for the payment of the indebtedness, or reduce the payments thereon, release any collateral securing such indebtedness, or accept a renewal note or notes therefor, all without notice, and Borrower, endorsers and guarantors hereby consent to any such extensions, reductions or renewals, all without notice, and agree that any such action shall not release them from any liability hereunder. Borrower waives presentment for payment, notice of dishonor, notice of nonpayment of this Note, and diligence in the collection thereof as conditions of liability under this instrument.

                          ARTICLE 6. CERTAIN COVENANTS

      SECTION 6.1 BORROWINGS; LIENS. So long as this Note remains outstanding, the Borrower shall not, without the written consent of the Lender, create, incur, assume or suffer to exist any (i) liability for borrowed money, except
(a) borrowing in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay this Note and (d) unsecured indebtedness; or (ii) lien, claim or encumbrance with respect to any property or asset now owned or hereafter acquired by Borrower other than as expressly permitted by the Security Agreement.

      SECTION 6.2 ADVANCES AND LOANS. So long as this Note remains outstanding, the Borrower shall not, without the written consent of the Lender, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (i) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof and (ii) made in the ordinary course of business.

      SECTION 6.3 CONTINGENT LIABILITIES. So long as this Note remains outstanding, the Borrower shall not, without the written consent of the Lender, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies
(i) in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof and (ii) similar transactions in the ordinary course of business.

                          ARTICLE 7. EVENTS OF DEFAULT

      SECTION 7.1 EVENTS OF DEFAULT. If any of the following events of default (each, an "EVENT OF DEFAULT") shall occur:

            (i) the Borrower fails to pay the principal amount hereof or any interest thereon when due under this Note, whether at maturity, upon acceleration or otherwise;

            (ii) the Borrower shall:

                  (a) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Borrower); or

                  (b) merge, consolidate or engage in any other business combination with or into any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Borrower and other than pursuant to a merger in which the Borrower is the surviving or continuing entity and its capital stock is unchanged); or

                  (c) effectuate a transaction or a series of related transactions in which fifty percent (50%) or more of the voting power of its capital stock is disposed of or is owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended);

            (iii) the Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business or such a receiver or trustee shall otherwise be appointed;

            (iv) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower; or

            (v) a judgment or attaching creditor of Borrower shall obtain possession of any Collateral by any means including, without limitation, levy, replevin or self-help.

THEN, Lender may, at its election and without demand or notice of any kind, which are hereby waived, declare the entire principal sum outstanding hereunder, together with all accrued interest thereon, immediately due and payable, proceed to collect the same, and exercise any and all other rights, powers and remedies given it by this Note, the Security Agreement or otherwise at law or in equity. No delay on the part of Lender in exercising said election shall operate as a waiver, or preclude exercise of such option during the existence of such Event of Default or upon the occasion of a later Event of Default.


                               ARTICLE 8. NOTICES

      SECTION 8.1 NOTICES. Notices hereunder shall be given as provided for notices in the Security Agreement.


                     ARTICLE 9. RIGHTS OF LENDER ASSIGNABLE

      SECTION 9.1 SUCCESSORS AND ASSIGNS. The rights of Lender hereunder are freely assignable by Lender, and upon such assignment, such successors and assigns shall succeed to Lender's rights.


                          ARTICLE 10. JURY TRIAL WAIVER

      SECTION 10.1 JURY TRIAL WAIVER. Borrower hereby waives any right to a trial by jury in any civil action arising out of, or based upon, this Note or any collateral securing this Note. This waiver shall not in any way affect, waive, limit, amend or modify Lender's ability to pursue remedies pursuant to any confession of judgment provision contained in this Note or any other instrument, document or agreement between Lender and Borrower.


                        ARTICLE 11. APPLICABLE LAW/FORUM

      SECTION 11.1 APPLICABLE LAW/FORUM. This Note shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in the State of California (without regard to principles of conflict of laws). Borrower consents to the exclusive jurisdiction and venue of the United States federal courts and the state courts located in California with respect to any suit or proceeding based on or arising under this Note, the agreements entered into in connection herewith or the transaction contemplated hereby or thereby and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Borrower irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Borrower further agrees that service of process upon the Borrower mailed by first class mail shall be deemed in every respect effective service of process upon the Borrower in any such suit or proceeding. Nothing herein shall affect Lender's right to serve process in any other manner permitted by law. Borrower agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

WITNESS OR ATTEST:                              BORROWER:

                                                CASE FINANCIAL, INC.


                                                By:

                                                Thomas G. Brown
                                                President



                                                [Corporate Seal]



ACKNOWLEDGED AND ACCEPTED BY LENDER:


I.F. PROPCO HOLDINGS 32 LTD.


By:
     Clifford/Evans
     Director

WITNESS OR ATTEST:                              BORROWER:

                                                CASE FINANCIAL, INC.



                                                By:
                                                     Thomas G. Brown
                                                     President



                                                [Corporate Seal]



ACKNOWLEDGED AND ACCEPTED BY LENDER: I.F. PROPCO

HOLDINGS 32 LTD.


By: ________________________.
    Clifford Evans Director

                               SECURITY AGREEMENT

                        (for 12% Secured Promissory Note)

THIS SECURITY AGREEMENT, made this 8th day of March, 2004, is among Case Financial, Inc. ("Debtor"), a Delaware corporation, having its chief executive office at 15060 ventura Boulevard, Suite 240, Sherman Oaks, CA 91430, and I.F. Propco Holdings 32 Ltd. ("Secured Party"), having its chief executive office at 83 Campbell Avenue East, P.O. Box 487, Campbellville, Ontario, the address from which information concerning Secured Party's security interests hereunder may be obtained.

                                   BACKGROUND

      A. Concurrently herewith, under the terms and subject to the conditions set forth in a certain 12% Secured Promissory Note dated as of the date hereof between Debtor and Secured Party (the "Note"), Debtor is currently indebted to Secured Party for repayment of the Note in the principal sum of Five Hundred Thousand Dollars (USDS500,000), as executed and delivered by Debtor to Secured Party. *

      B. To induce Secured Party to accept the Note, Debtor has guaranteed all its existing and future debts, liabilities and obligations to Secured Party including, without limitation, the debts, liabilities and obligations evidenced by the Note.

      C. To secure the existing and future debts, liabilities and obligations of Debtor to Secured Party, including the indebtedness evidenced by the Note and any replacements or substitutions thereof, Debtor has agreed to provide the collateral security described in this Security Agreement.

      The parties hereto, intending to be legally bound, covenant and agree as follows:

      SECTION 1. DEFINITIONS:

            1.1 "Accounts," "Account Debtor," "Chattel Paper," "Electronic Chattel Paper," "Equipment," "Fixtures," "Commercial Tort Claims," "Contracts," "Deposit Accounts," "Documents," "General Intangibles," "Goods," "Instruments," "Inventory," "Investment Property," "Letter-of-Credit Rights," "Payment Intangibles," "Proceeds," "Cash Proceeds." "Noncash Proceeds," "Purchase Money Security Interest," and "Supporting Obligations" shall have the same respective meanings as are given to these terms in the Uniform Commercial Code as enacted in the State of California.

            1.2 "Books and Records" means correspondence, memoranda, tapes, disks. papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and whether on or off the premises of Debtor.

            1.3 "Collateral" means the property of Debtor described in Section 2 of this Agreement.

            1.4 "Event of Default" means an event specified in Section 7 of this Agreement.

            1.5 "Obligations" means the existing and future debts, liabilities and obligations of Debtor to pay the principal and interest on the Note in accordance with the terms thereof and hereof, and to (i) repay to Secured Party all amounts advanced by Secured Party hereunder, under the Note or otherwise to or for the benefit of any Obligor including, without limitation, advances for principal or interest payments to prior secured parties, other lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral, (ii) repay Secured Party for its costs of curing any Event of Default which Secured Party, in its sole discretion, elects to cure, and (iii) repay all of Secured Party's fees, expenses and costs (including the reasonable fees and expenses of Secured Party's counsel) in connection with the enforcement of this Agreement, the Note, and Secured Party's rights hereunder, thereunder and under the documents required pursuant to this Agreement, and in connection with any proceeding brought or threatened to enforce payment of any of the obligations including, without limitation, any bankruptcy and other insolvency proceeding, whether instituted by or against Debtor.

            1.6 "Obligor(s)" means Debtor and all other Persons liable for the Obligations, whether directly or indirectly, absolutely or contingently, jointly or severally including, without limitation, all endorsers, sureties and guarantors of the Obligations.

            1.7 "Permitted Liens" means the liens, claims or encumbrances, if any, described on Exhibit "A", attached hereto, incorporated herein by this reference and hereby made a part hereof.

            1.8 "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

      SECTION 2. COLLATERAL SECURITY

      As security for the prompt payment, performance and satisfaction of all Obligations, Debtor hereby assigns, transfers and sets over to Secured Party all of its right, title and interest in and to, and hereby grants to Secured Party a continuing lien on and security interest in and to, all assets of Debtor including, without limitation, all of the following, wherever located, whether now owned or existing or hereafter acquired or arising, together with all replacements, accessories, parts, additions and substitutions therefore and Cash Proceeds and Noncash Proceeds (including insurance proceeds and proceeds of proceeds) thereof:

            2.1 Accounts; Chattel Paper; Electronic Chattel Paper; Commercial Tort Claims; Contracts; Deposit Accounts; Documents; Equipment; Fixtures; General Intangibles; Goods; Instruments (including promissory notes); Inventory:
Investment Property; Letter-of-Credit Rights; Payment Intangibles; and Supporting Obligations.

            2.2 All amounts that may be owing from time to time by Secured Party to Debtor in any capacity, including, without limitation, any balance or share belonging to Debtor of any deposit, agency, trust, escrow or other account with Secured Party, which lien and security interest shall be independent of any right of set-off which Secured Party has or may have.

            2.3 All property of Debtor which at any time Secured Party shall have in its possession, or which is in transit to it.

      SECTIONS. OBLIGATIONS SECURED

      The Collateral secures all of the Obligations, and may be retained by Debtor until all such Obligations have been paid and satisfied in full.

      SECTION 4. REPRESENTATIONS AND WARRANTIES

      Debtor hereby represent and warrant, which representations and warranties shall be deemed continuing until all Obligations have been paid and satisfied in full, as follows:

            4.1 Debtor is duly organized, validly existing and in good standing under the laws of its state of formation as shown above, is duly qualified and in good standing as a foreign entity in each of the jurisdictions in which the nature of its business or assets (including the Collateral) makes such qualification necessary or desirable, and has the power, capacity and authority to make and perform this Agreement, the Note and all related instruments, agreements and documents;

            4.2 The execution, delivery and performance of this Agreement and all related instruments, agreements and documents have been duly authorized by all requisite action and will not violate any provision of law, rule or regulation or of the articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents of Debtor, or of any agreement, indenture or instrument to which Debtor is a party or by which it or its assets (including the Collateral) are or may be bound;

            4.3 This Agreement and all related instruments, agreements and documents, when executed and/or delivered by Debtor will represent the legal, valid and binding Obligations of Debtor, enforceable against Debtor in accordance with their respective terms;

            4.4 No consent, approval or authorization of, or filing, registration or qualification with, any Person (including any shareholder of Debtor, holder of an indebtedness of Debtor or holder of any Permitted Lien) is required to be obtained by Debtor in connection with the execution and delivery of this Agreement, the Note, and all related instruments, agreements and documents, or the undertaking or performance of any Obligations hereunder or thereunder;

            4.5 No Event of Default or event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing;

            4.6 There are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Debtor threatened, against or affecting Debtor in any court or before any governmental authority or arbitration board or tribunal; 4.7 Debtor has good title to all of the property and assets (including the Collateral) it purports to own, free from liens, claims and encumbrances of any third Person, except for Permitted Liens; and

            4.8 Debtor's exact legal name, and its respective chief executive office and the address at which the Books and Records relating to the Collateral is located, are as set forth on the first page of this Agreement.

      SECTIONS. COVENANTS

      Debtor covenants and agrees with Secured Party that, so long as any of the Obligations remain unpaid or unsatisfied, it will comply with the following covenants:

            5.1 Debtor will immediately notify Secured Party, in writing at Secured Party's address set forth on the first page of this Agreement, of any prospective change of Debtor's legal name, the location of its chief executive office or of any additions or changes to the locations of Collateral shown on the first page of this Agreement or its state of incorporation (or other change in organization);

            5.2 Debtor shall keep complete and accurate Books and Records. Debtor shall permit Secured Party, its officers, employees, agents and representatives, to have full access at reasonable times upon reasonable prior notice to all of the Books and Records and any other records pertaining to Debtor's business or the Collateral which Secured Party may request, and shall cause all Persons to make all such Books and Records in their possession available to Secured Party, its officers, employees, agents and representatives;

            5.3 Debtor shall promptly pay, when due, all taxes, assessments and impositions upon the Collateral or for its use or operation or upon this Agreement, and upon request shall promptly furnish to Secured Party the receipted bills therefore. At its option, Secured Party may discharge taxes, liens or security interest, or other encumbrances at any time levied or placed on the Collateral, and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party, on demand, for any payment made, or any expense incurred by Secured Party, pursuant to the forgoing authorization;

            5.4 Debtor shall at all reasonable times and from time to time allow Secured Party, by or through any of its officers, employees, agents or representatives, to examine or inspect the Collateral wherever located;

            5.5 Debtor shall, at its sole cost and expense, (i) preserve the Collateral and Debtor's rights against any Person (other than any holder of Permitted Liens) free and clear of all liens, claims and encumbrances, except for Permitted Liens and liens, claims and encumbrances created pursuant to this Agreement, (ii) defend its right, title and interest in and to the Collateral and (iii) defend the Collateral against any and all claims and demands of all Persons (other than any holder of Permitted Liens) at any time or from time to time claiming the same or any interest therein. Debtor will not grant to any Person, other than any holder of Permitted Liens and Secured Party, any lien on or security interest in and to the Collateral, nor allow any Person other than holders of Permitted Liens and Secured Party to obtain a lien on or security interest in and to or levy upon the Collateral; 5.6 Debtor shall, at its sole cost and expense, maintain the Collateral in good condition and repair at all times and shall not waste, abuse or destroy, or use in violation of any applicable laws, any of the Collateral; and

            5.7 Debtor has the risk of loss of the Collateral. Debtor shall keep itself and the Collateral insured against all hazards in such amounts and by such insurers as are satisfactory to Secured Party, with insurance policies providing for at least ten (10) days' prior written notice to Secured Party of any cancellation or reduction in coverage. Debtor shall cause Secured Party's liens on and security interests in and to the Collateral to be endorsed on all policies of insurance thereon in such manner that all payments for losses shall be paid directly to Secured Party as loss payee (as its interests may appear), and will furnish Secured Party with evidence of such insurance and endorsement as Secured Party may require. Debtor shall keep such insurance in full force and effect at all times. In the event Debtor fails to pay any such insurance premiums when due, Secured Party may, without obligation to do so, pay such premiums and add the cost thereof to the amounts due Secured Party under the Obligations. Debtor agrees to reimburse such premiums to Secured Party, with interest, at the highest rate of interest being charged to Debtor by Secured Party on any of the Obligations at the time of payment of such premiums by Secured Party. Debtor hereby assigns to Secured Party any return or unearned premiums which may be due upon cancellation of any such policies for any reason whatsoever and directs its insurers to pay Secured Party any amount so due.

            5.8 Debtor will cooperate with Secured Party in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

            5.9 Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicatingjhat Secured Party has a security interest in the Chattel Paper.

            5.10 Secured Party does not authorize, and Debtor agrees not to: (i) make any sales or leases of any of the Collateral, other than in the ordinary course of business; (ii) license any of the Collateral; or (iii) grant any other security interest in any of the Collateral, except in favor of the holder of Permitted Liens.

            5.11 Debtor will preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

      SECTION 6. DEBTOR AUTHORIZATION

      Debtor hereby authorizes any employee, officer, agent or representative of Secured Party to sign and endorse the name of Debtor upon any financing statements and continuations thereof (or to file the same without Debtor's signature as permitted by applicable law describing the Collateral as "all assets of Debtor") required by Secured Party to perfect and continue perfected liens on and security interests in and to the Collateral.

      SECTION 7. EVENTS OF DEFAULT

      Each of the following shall be an "Event of Default" hereunder:

            7.1 Debtor shall fail to pay, when due, any installment of principal, interest, fee or other charge payable to Secured Party under the Note, or any other document evidencing and/or securing the Loan, or any other sum due Secured Party;

            7.2 The failure of any Obligor to observe or perform any of the covenants or agreements set forth in this Agreement, the Note,, or any related instrument, agreement or document;

            7.3 Debtor shall fail to pay when due, or within applicable grace periods, any indebtedness due any third Person, or suffer to exist any other default or event of default of a material nature under any agreement binding Debtor;

            7.4 A judgment creditor of Debtor shall obtain possession of any of the Collateral by any means, including, but without limitation, levy, distraint, replevin or self-help;

            7.5 Debtor shall make a general assignment for the benefit or its or any of its creditors;

            7.6 Proceedings in bankruptcy, or for reorganization of Debtor, or for the readjustment of any of its debts, under the United States Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether federal or state, for the relief of debtors, now or hereafter existing, shall be commenced by Debtor, or shall be commenced against Debtor;

            7.7 A receiver or trustee shall be appointed for Debtor or for any substantial part of the assets of Debtor, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Debtor; and

            7.8 The occurrence of an Event of Default under the Note.

      SECTION 8. SECURED PARTY'S RIGHTS UPON DEFAULT

      Upon or after the occurrence and during the continuance of any Event of Default, subject to the rights of any holder of Permitted Liens, Secured Party may, in addition to the exercise of any right or remedy existing or at any time available to Secured Party at law or in equity, exercise at any time or from time to time (as often as Secured Party shall deem necessary or desirable) any one or more of the following rights and remedies, all of which rights and remedies shall be cumulative and concurrent:

            8.1 Exercise any or all rights, remedies, benefits and privileges available to Secured Party under this Agreement, the Note, and those available to a secured party under the Uniform Commercial Code as enacted in the State of California, as well as those under any other applicable agreement with respect to any of the Collateral, and to apply such monies and the net proceeds of the Collateral to any of the Obligations in such order as Secured Party, in its sole discretion, may elect and Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale, or to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party's rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations;

            8.2 Cure any default in any reasonable manner and add the cost of any such cure to the Obligations and accrue interest thereon at the highest rate of interest then being charged to Debtor by Secured Party on any of the Obligations.

      SECTION 9. MISCELLANEOUS

            9.1 This Agreement shall inure to the benefit of, and is and shall continue to be binding upon, the parties hereto and their respective heirs, personal representatives, successors and assigns, including, without limitation, all Persons who become bound as a debtor to this Security Agreement, receivers, trustees and debtors-in-possession, but nothing contained herein shall be construed to permit Debtor to assign this Agreement or any of Debtor's rights or obligations hereunder without Secured Party's prior written consent, which consent may be unreasonably withheld.

            9.2 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in the State of California (without regard to principles of conflict of laws). The parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in California with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

            9.3 If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

            9.4 The rights, powers and remedies of Secured Party hereunder are cumulative, concurrent and not alternative, and shall not be exhausted by the single assertion or exercise thereof, and the failure of Secured Party to exercise any such right, power or remedy will not be deemed a waiver thereof nor preclude any further or additional assertion or exercise of such right, power or remedy. The waiver of any default, violation or Event of Default hereunder shall not be a waiver of any subsequent default, violation or Event of Default hereunder.

            9.5 No modifications of this Agreement shall be binding or enforceable unless in writing and signed by duly authorized representatives of Debtor and Secured Party.

            9.6 This Agreement is intended to take effect as an instrument under seal.

      IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be duly executed and sealed as of the day and year first above written.

                                       DEBTOR:

                                       CASE FINANCIAL, INC.



                                       By:
                                          THOMAS G. BROWN
                                          PRESIDENT


                                       SECURED PARTY:

                                       IF. PROPCO HOLDINGS 32 LTD.


                                       By:/s/ CLIFFORD R. EVANS
                                          --------------------------------------
                                          CLIFFORD R. EVANS
                                          DIRECTOR

      IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be duly executed and sealed as of the day and year first above written.

                                       DEBTOR:

                                       CASE FINANCIAL, INC.



                                       THOMAS G. BROWN PRESIDENT



                                       SECURED PARTY:



                                       I.F. PROPCO HOLDINGS 32
                                       LTD.



                                       By:
                                          --------------------------------------
                                          CLIFFORD R. EVANS DIRECTOR

                                   EXHIBIT "A"

                                 Permitted Liens

None.